UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2012

Xtreme Oil and Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano TX 75093

(Address of Principal Executive Offices)

 (214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2012, Xtreme Oil and Gas, Inc. (the “Registrant”) announced the appointment of  Ret. Rear Admiral Ed Allen, and Mr. E. L. Shockey to the company’s Board of Directors.

Mr. E. L. Shockey, age 73, Director, Mr. Shockey served in the Navy where he was involved in software development and, following his service, became involved in the software and telephony industries at GE, RCA, Raytheon, and Northern Telecom. He founded Computerware in 1978 and successfully developed and marketed a telephone company management system for shared tenant services. Computerware was bought by a venture capital fund in 1986. Mr. Shockey then founded Telecommunications Support Systems (TSS) to dispatch substitute teachers for schools. Its customers included 600 of the largest school districts in the U.S. and Canada. TSS was sold in 2000 and currently operates as eSchools Solutions, Inc. Since his retirement in 2000, he has continued to invest as an angel investor including one investment in a company he mentored from 2004 to 2007. Mr. Shockey has been retired since 2000.

We believe Mr. Shockey’s involvement in the Company and his extensive experience in venture capital investments qualify him as a Director of the Company.

Rear Admiral Ed Allen, age 64, Director, Admiral Allen retired after 30 years of service from the United States Navy on June 1, 1997, and joined Oracle Corporation, serving as Vice President of Business Development until 2007. He thereupon became an executive coach and business consultant serving in the School of Management at the University of Texas at Dallas in its Executive Management and Coaching program. Achieving the rank of US Navy Rear Admiral, he led six operational commands before serving on the Joint Chiefs of Staff. The Admiral earned a Master’s Degree in International Relations, graduated from the National War College and completed Graduate Business studies in Information Technology. He was awarded the United States Navy League John Paul Jones Award for Inspirational Leadership and the Tailhooker of the Year Award. As a Vice President-Business Development for the Oracle Corporation, Ed focused on e-Business solutions for Department of Defense Agencies and was responsible for Oracle’s Leadership and Executive Coaching initiative. He also serves as Vice Chairman of the Board and Regional Director for Cherry Financial Partners, Inc.

Admiral Allen’s extensive managerial responsibilities and his continuing involvement in leadership and executive coaching qualify him as a Director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description

99.1	Press release dated February 24, 2012 announcing appointment of new directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

Xtreme Oil & Gas, Inc.

/s/ Willard G. McAndrew, III
Willard G. McAndrew, III, Chief Executive Officer